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                                  EXHIBIT 11.1

                             COMPUTATION OF PRIMARY

                               EARNINGS PER SHARE
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                      NORRELL CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
          (Dollars and shares in thousands, except per share amounts)


                                                              Three Months Ended            Twelve Months Ended
                                                         ---------------------------    --------------------------
                                                         November 2,     October 27,    November 2,    October 27,
                                                            1997            1996           1997            1996
                                                            ----            ----           ----            ----
INCOME AVAILABLE TO COMMON SHARES
---------------------------------
PRIMARY:
   Net (loss) income applicable to common stock           $   (397)        $ 7,275        $24,458        $25,257
                                                          ========         =======        =======        =======

WEIGHTED AVERAGE SHARES
-----------------------
PRIMARY:
   Common shares                                            26,723          23,540         24,660         23,408
   Common share equivalents applicable to stock options      2,105           2,280          2,087          1,936
                                                          --------         -------        -------        -------
     Total                                                  28,828          25,820         26,747         25,344
                                                          ========         =======        =======        =======

EARNINGS PER SHARE
------------------
PRIMARY:
   Net (loss) income applicable to common stock           $  (0.01)        $  0.28        $  0.91        $  1.00
                                                          ========         =======        =======        =======